Exhibit 14(b)

K&L Gates LLP State Street Financial Center One Lincoln Street Boston, MA 02111-2950 T 617.261.3100 www.klgates.com

May 14, 2021

VIA EDGAR

Division of Investment Management

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	John Hancock Variable Insurance Trust (the “Trust”)
Registration Statement on Form N-14

Ladies and Gentlemen:

We consent to the filing of our tax opinion as an exhibit to the Registration Statement on Form N-14 of the Trust to be filed with the Securities and Exchange Commission on or about May 14, 2021, and to the references made to our K&L Gates LLP therein and in any amendments thereto.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP

K&L Gates LLP

State Street Financial Center One Lincoln Street Boston MA 02111

T +1 617 261 3100 F +1 617 261 3175 klgates.com